                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 1996, included in the Annual Report of Tenneco Inc. on Form 10-K for the year ended December 31, 1995, into the following Registration Statements previously filed with the Securities and Exchange Commission:

Registration No.    Form                     Securities Registered
----------------    ----                     ---------------------

2-78521              S-8     Common Stock, par value $5 per share, of Tenneco
                             Inc. (formerly Tenneco Holdings, Inc.) ("Common
                             Stock") issuable under the 1981 Tenneco Inc. Key
                             Employee Stock Option Plan.

33-46579             S-8     5,000,000 shares of Common Stock of Tenneco Inc.
                             offered in connection with the Tenneco Inc. 1992
                             Employee Stock Purchase Plan.

33-61135             S-8     8,400,000 shares of Common Stock of Tenneco Inc.
                             offered in connection with the 1994 Tenneco Inc.
                             Stock Ownership Plan.

33-52595             S-3     1,000,000 shares of Common Stock of Tenneco Inc.
                             offered in connection with the Dividend
                             Reinvestment and Stock Purchase Plan, as amended by
                             Post-Effective Amendment No. 1 dated February 10,
                             1995 in which the Plan was made available to
                             investors as a direct purchase plan.

33-61133             S-8     Packaging Corporation of America 401(k) Savings
                             Plan, contributions thereunder and Common Stock of
                             Tenneco Inc. offered thereunder.

33-61129             S-8     Newport News Shipbuilding Savings (401(k)) Plan for
                             Union Eligible Employees, contributions thereunder
                             and Common Stock of Tenneco Inc. offered
                             thereunder.


Registration No.    Form                     Securities Registered
----------------    ----                     ---------------------

33-61127             S-8     Tenneco Automotive Hourly Employees Savings Plan,
                             contributions thereunder and Common Stock of
                             Tenneco Inc. offered thereunder.

33-64797             S-3     $900,000,000 aggregate principal amount of Debt
                             Securities of Tenneco Inc. offered pursuant to Rule
                             415 of the General Rules and Regulations under the
                             Securities Act of 1933, as amended (of which
                             $500,000,000 has been issued).

33-55622             S-3     2,800,000 shares of Common Stock of Tenneco Inc.
                             offered to the trustee of the Tenneco Inc. General
                             Employee Benefit Trust.

33-61137             S-8     Tenneco Inc. Thrift Plan, contributions thereunder
                             and Common Stock of Tenneco Inc. offered
                             thereunder.



                                                    ARTHUR ANDERSEN LLP

Houston, Texas
February 14, 1996